UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
February 20, 2014
FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Intertrust SPV (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9001
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 20, 2014, the board of directors of Fresh Del Monte Produce Inc. announced that Robert S. Bucklin has been nominated as a candidate for election to the board of directors, at the Company’s upcoming annual meeting of shareholders scheduled for April 30, 2014. If elected, Mr. Bucklin will replace Dr. Elias K. Hebeka, who will retire from the Company’s board of directors at the end of his current term as director which expires on April 30, 2014. It is expected that, following his election, Mr. Bucklin will be appointed to serve on the Audit Committee and the Governance Committee of the Company's board of directors.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	February 20, 2014	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 20, 2014.